Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
News Release

Pebblebrook Hotel Trust Announces Update to Third Quarter Operating Performance
Bethesda, MD, September 14, 2015 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it is providing an update to its third quarter operating performance ahead of its participation in the Bank of America Merrill Lynch Global Real Estate Conference on September 15, 2015 and its 2015 Institutional Investor and Security Analyst Conference in San Francisco, California on September 29, 2015.

The Company is reporting that due to weaker than anticipated hotel demand during August and September, the Company is now forecasting to be slightly above or below the low end of its third quarter 2015 outlook for Same-Property Revenue Per Available Room (“RevPAR”), Same-Property Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), and Same-Property EBITDA Margin. However, the Company is reaffirming its third quarter 2015 outlook range for Adjusted EBITDA, Adjusted Funds from Operations (“FFO”) and Adjusted FFO per diluted share.

The Company’s preliminary Same-Property RevPAR growth rates over the prior year period for July and August of 2015 are as follows:

July 2015 Same-Property RevPAR growth rate:	6.0%
August 2015 Same-Property RevPAR growth rate:	0.9%

“In August, we experienced weaker than anticipated demand in a number of our markets, including San Francisco and Los Angeles, which also appears to be continuing into September,” noted Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “We believe this weakness is largely attributable to the Labor Day shift, combined with softness in international inbound travel demand. STR Global has reported their preliminary estimate for industry RevPAR growth for August in a range of flat to plus 2 percent. As a result, we expect to be slightly above or below the low end of our previously provided third quarter outlook for Same-Property RevPAR, Same-Property EBITDA and Same-Property EBITDA Margin. We believe the weaker than anticipated demand trend is transitory and, we continue to be encouraged by favorable fundamentals for the U.S. hotel industry and Pebblebrook in 2015, next year and beyond.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 37 hotels, including 31 wholly owned hotels with a total of 7,408 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California

(Beverly Hills, Hollywood, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Miami, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” relating to, among other things, projected financial and operating results. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of Adjusted FFO, EBITDA, Adjusted EBITDA, RevPAR, and the growth in such measures, the Company’s share count and other financial items; descriptions of the Company’s expectations, plans or objectives for future operations, acquisitions, capital investments or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions and estimates underlying or relating to any of the foregoing expectations, including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this release is as of September 14, 2015. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations or assumptions.

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Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com